Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

August 21, 2026

enVVeno Medical Corporation

70 Doppler

Irvine, California 92618

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to enVVeno Medical Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time by the Company of up to a maximum of $100,000,000 aggregate offering price of a presently indeterminate amount of the following securities (each a “Company Security” and collectively, or in any combination, the “Company Securities”):

(i)	shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”);
(ii)	one or more classes or series of shares of the Company’s preferred stock, $0.00001 par value per share (the “Preferred Stock”);
(iii)	purchase contracts entitling or obligating holders to purchase from or sell to the Company, and for the Company to sell to or purchase from such holders, a specific or varying number of debt or equity securities issued by the Company or by an entity other than the Company at a future date or dates;
(iv)	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
(v)	subscription rights to purchase any of the foregoing securities
(vi)	depositary shares;
(vii)	debt securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured); and
(viii)	units consisting of any combination of the foregoing securities.

The Company Securities may be issued and sold by the Company pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (each, a “Prospectus Supplement”). The Company Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), (iv) the Company’s amended and restated bylaws, as amended (the “Bylaws”), (v) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact, that the board of directors will have taken all action necessary to set the issuance price of the Company Securities to be offered and sold and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to (i) the General Corporation Law of the State of Delaware (the “DGCL”) and the applicable statutory provisions of the Delaware Constitution and the reported judicial decisions interpreting such statute and provisions and, solely in connection with the opinions given in numbered paragraphs 1, 2, and 9 below and (ii) the laws of the State of New York solely in connection with the other opinions given below. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

1.	With respect to shares of Common Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, including without limitation the due reservation of any Common Stock for issuance, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, in each case in accordance with the Certificate of Incorporation and Bylaws, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

2.	With respect to shares of any series of Preferred Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a certificate of designation or amendment to the Certificate of Incorporation fixing and determining the terms of such Preferred Stock conforming to the DGCL, the filing of a certificate or amendment, as applicable, with the Secretary of State of Delaware, the payment in full of any filing fees attendant thereto, and the due reservation of any Common Stock and Preferred Stock for issuance, and (b) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered, in each case in accordance with the Certificate of Incorporation and Bylaws, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid, and non-assessable.

3.	With respect to the issuance of any purchase contracts, when (a) the board of directors of the Company has taken all necessary corporate action to approve the purchase contract agreement to be entered into in connection with the issuance of any purchase contracts and such purchase contract agreement has been validly executed and delivered by the purchase contract agent and Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any purchase contracts duly established in accordance with the applicable purchase contract agreement and (c) such purchase contracts have been duly executed, countersigned, registered, issued and delivered in accordance with the purchase contract agreement and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, such purchase contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4.	With respect to the issuance of any warrants, when (a) the board of directors of the Company has taken all necessary corporate action to approve the warrant agreement to be entered into in connection with the issuance of any warrants and such warrant agreement has been validly executed and delivered by the warrant agent and Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any warrants duly established in accordance with the applicable warrant agreement and (c) such warrants have been duly executed, countersigned, registered, issued and delivered in accordance with the warrant agreement and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company (assuming the securities issuable upon exercise of the warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), such warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.	With respect to the subscription rights, when (a) the board of directors of the Company has taken all necessary corporate action to authorize the issuance and the specific terms of such subscription rights, the terms of the offering thereof, and related matters and (b) such subscription rights and agreements relating to the subscription rights have been duly executed and delivered in accordance with the terms thereof, then such subscription rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	With respect to the depositary shares, when (i) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the depositary shares, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to the preferred stock underlying the depositary shares as required by applicable law and the filing of the certificate of designation with the Secretary of State of the State of Delaware as required by applicable law; (ii) the depositary agreement or agreements relating to the depositary shares and the related depositary receipts have been duly authorized and validly executed and delivered by the board of directors of the Company and the depositary appointed by the Company; (iii) the shares of preferred stock underlying the depositary shares have been duly authorized, validly issued and deposited with the depositary under the applicable depositary agreement; and (iv) the depositary receipts representing the depositary shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the depositary shares will be legally issued and will entitle their holders to the rights specified in the deposit agreement and the depositary receipt.

7.	With respect to any debt securities, when (a) the board of directors of the Company has taken all necessary corporate action to approve an applicable indenture, if any, or any amendment or supplement thereto or other agreement in respect thereof, if any, and such indenture, if any, or any amendment or supplement thereto or other agreement in respect thereof, if any, has been validly executed and delivered by the Company, (b) any applicable indenture, if required, has been duly qualified under the Trust Indenture Act of 1939, as amended, if qualification is required thereunder, (c) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any series of debt security duly established in accordance with the applicable indenture, if any, and (d) such debt security have been duly executed, countersigned, registered, issued and delivered either (i) in accordance with the indenture, if any, or any amendment or supplement thereto or other agreement in respect thereof, if any, the applicable definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, such debt securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or state law, (y) the validity, legally binding effect or enforceability of any provision of the indenture that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principle amount upon acceleration of the debt securities to the extent determined to constitute unearned interest.

8.	With respect to the issuance of any units, when (a) the board of directors of the Company has taken all necessary corporate action to approve the unit agreement, if any, to be entered into in connection with the issuance of any units and such unit agreement, if any, has been validly executed and delivered by the unit agent, if any, and Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any units duly established in accordance with the applicable unit agreement, if any, and (c) such units have been duly executed, countersigned, registered, issued and delivered in accordance with the unit agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, such units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

The opinions set forth above are subject to the following additional assumptions:

(i)	the Registration Statement, any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded;
(ii)	all Company Securities will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

(iii)	a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Company Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;
(iv)	the final terms of any of the Company Securities (including any Company Securities comprising the same or subject thereto), and when issued, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or respect thereof in accordance with the terms thereof, and any consideration received by the Company for any such issuance, sale and delivery, will comply with, and will not violate, the Certificate of Incorporation or Bylaws or any applicable law, rule or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Company Securities or the incurrence and performance of such obligations may be subject or violate any applicable public policy, or be subject to any defense in law or equity;
(v)	the Company shall have taken any action required to be taken by the Company, based on the type of Company Security being offered, to authorize the offer and issuance thereof, and such authorization shall remain in effect and unchanged at all times during which the Company Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Company Security takes place in accordance with such authorization), the board of directors of the Company shall have duly established the terms of such Company Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Company Security in conformity with the Certificate of Incorporation and Bylaws (subject to the further assumption that neither the Certificate of Incorporation nor Bylaws have been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Company Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Company Security takes place in accordance with such authorization);
(vi)	there will exist, under the Certificate of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), as the case may be; and
(vii)	to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

The opinions above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporation Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus, or any Prospectus Supplement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP